EXHIBIT 10.22

FIRST AMENDMENT
TO
AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This First Amendment to Amended and Restated Loan and Security Agreement (“First Amendment”) is made and entered into as of October 1, 2012 among InterMetro Communications, Inc., a Nevada corporation (the “Borrower,” “Pledgor” or the “Company”), each Subsidiary of Borrower (together with the Borrower, the “Pledgors” or individually a “Pledgor”), the Requisite Lenders for and on behalf of all of the lenders identified on Exhibit A attached hereto (each individually a “Lender” and collectively the “Lenders”), and Glenhaven Corporation, as agent for the Lenders hereunder (the “Agent”).

RECITALS

A. The Company, the Pledgors, the Agent and each of the Requisite Lenders previously entered into counterparts of that certain Amended and Restated Loan and Security Agreement dated October 5, 2010, as modified by 2008 Bridge Loan Limited Waiver Agreement dated November 1, 2011.  The Amended Loan Agreement and related documents were entered into for the purpose of providing financing for the Company’s business operations until it is able to obtain additional equity financing (collectively, the “Loans”).

B. The Maturity Date of the promissory notes issued pursuant to the terms of the Amended Loan Agreement (the “Notes”) was July 15, 2012.  The Loans evidenced by the Note were not paid on the Maturity Date and all principal and accrued interest thereon remains outstanding.  A schedule that sets forth the Outstanding Balance (as defined on Exhibit C) for the Loan made by each of the Lenders is attached hereto as Exhibit A.

C. The Requisite Lenders are willing to waive a default of the Loans, to further extend the Maturity Date of the Loans and to modify the terms for payment of the Notes, on the terms and conditions set forth in this First Amendment, subject to each Lender having the option to convert its Outstanding Balance into equity in accordance with Section 1(a) and/or to defer payments under its Loan in accordance with Section 1(c).

D. As of the First Amendment Effective Date (as defined in Section 5(b) hereof), this First Amendment shall modify certain terms of the Amended Loan Agreement, as more fully set forth herein.  On the First Amendment Effective Date, each Loan that is not converted to equity in the Borrower, or the amount remaining following a partial conversion to equity, will be evidenced by a Second Amended and Restated Note (Plan A) in the form of Exhibit B-1 attached hereto, or a Second Amended and Restated Note (Plan B) in the form of Exhibit B-2 attached hereto.  The Second Amended and Restated Note (Plan A) and the Second Amended and Restated Note (Plan B) are sometimes collectively referred to as the Second Amended and Restated Notes.

E. Certain capitalized terms used and not otherwise defined herein are defined in the Amended Loan Agreement, in the Second Amended and Restated Notes, or in Exhibit C attached hereto.

AGREEMENT

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.
The Loans.  As of the First Amendment Effective Date, Section 1 of the Amended Loan Agreement is deleted.  In substitution and replacement thereof, the following terms shall apply to the Loans commencing on the First Amendment Effective Date:

(a)
Option to Convert the Outstanding Balance to Equity.  Each Lender may elect to convert all, a portion or none of its Outstanding Balance to equity in the Company.  If a conversion of all or a portion of the Outstanding Balance is elected, then the Lender shall receive (1) the number of shares of Common Stock of the Company as is determined by dividing the Outstanding Balance (or portion thereof) being converted by $0.15 (except that no fractional shares of Common Stock will be issued, but in lieu of such fractional shares, the Company shall round up the number of shares issuable in connection with any conversion to the next whole share); plus (2) an Early Conversion Warrant.  Each Early Conversion Warrant shall entitle the holder thereof to purchase, for each dollar of Outstanding Balance converted, one share of the Company’s Common Stock at an exercise price of $0.01 per share.  All Early Conversion Warrants shall have an exercise period of seven (7) years from the date of issuance, and be issued in the form of Exhibit E-1 attached to this First Amendment.  The election to convert all, a portion or none of its Outstanding Balance to equity has been made by each Lender prior to the execution of this First Amendment.  If a Lender has elected to convert all or a portion of its Outstanding Balance to equity in accordance with the terms of this Section 1(a), then the amount subject to conversion is set forth on Exhibit A attached hereto, and the remaining balance is the “New Note Amount.”  Any amounts converted to equity will come first from the Original Loan Amount (defined in Section 1(b)(3)B below), until exhausted, and then from interest and fees accrued thereon.

(b)
Terms Applicable to Loans Commencing on the First Amendment Effective Date.  For purposes of clarity, the terms of this Section 1(b) may be referred to as “Plan A.”  From and after the First Amendment Effective Date, and with respect to each Loan, the Outstanding Balance of which (or remaining Outstanding Balance of which, if less than all) has not been converted to equity as provided in Section 1(a) above, each Lender’s Loan shall be evidenced by a Second Amended and Restated Note (Plan A) and the terms of this Section 1(b) and Sections 1(d), (e) and (f) shall apply:

(1)
Principal Amount.  The principal amount of the Second Amended and Restated Note (Plan A) for each Lender shall equal the Outstanding Balance for such Lender as set forth on Exhibit A which has not been converted to equity as provided in Section 1(a) above.

(2)
Interest Rate.  Each Second Amended and Restated Note (Plan A) shall bear interest at the lesser of (i) 9% per annum, compounded on a monthly basis (to the extent such interest is not paid currently as provided in Section 1(a)(2)A below), or (ii) the highest rate permitted by law.

(3)	Payments.

A.
Interest Payments.  Commencing on January 1, 2013, and on the first day of each month thereafter, Borrower shall make payments to Lender equal to the amount of interest accrued during the preceding calendar month.  With respect to interest for the months of October and November, 2012 (which will not be paid on November 1 and on December 1, respectively), such interest shall be added to and become a part of the principal balance at the end of each such months, and shall thereafter bear like interest as the principal of the Second Amended and Restated Note (Plan A).

B.
Principal Payments.  Commencing on October 1, 2013, and on the first day of each month thereafter, Borrower shall make payments to Lender equal to four percent (4%) of the following:  the amount of the loan originally made by such Lender to Borrower and set forth on Exhibit A attached hereto (the “Original Loan Amount”) or the New Note Amount, if such amount is less than the Original Loan Amount.

C.
Payment at Maturity.  If not sooner paid, all principal and all accrued but unpaid interest on each Second Amended and Restated Note (Plan A) shall be due and payable in full on the “Maturity Date” defined in the Second Amended and Restated Note (Plan A) attached hereto as Exhibit B-1.  Interest accruing after the Maturity Date shall be compounded monthly, without waiving any rights or remedies of the Lenders by reason of the failure to pay the same when due.

(4)
Suspension of Payments and Extension of Maturity Date.  . Borrower may, by written notice given to the Lenders on or before the date that the payments would have otherwise been due, elect to suspend the payments due for any one month  with respect to all Second Amended and Restated Notes (Plan A) (each such event, a “Payment Suspension”) if the following conditions exist: (A)  as of the close of the fiscal quarter of the Company immediately preceding the Payment Suspension, the Company’s EBITDA for such quarter  as shown in the Company’s financial statements filed with the Securities and Exchange Commission (“SEC”) is less than Seven Hundred Fifty Thousand Dollars ($750,000), or (B) the Company believes in good faith that the Company’s EBITDA for the fiscal quarter in which the Payment Suspension occurs will be less than Seven Hundred Fifty Thousand Dollars ($750,000), and (C) in the case of each of (A) or (B), the Chief Financial Officer of the Company includes in the notice to the Lenders a certification that the basis for the Payment Suspension is clause (A) or clause (B), as the case may be.  The Company may not elect to make more than six (6) Payment Suspensions.

(i)
First Three Payment Suspensions.  For the first three (3) times that Borrower elects to make a Payment Suspension, the date set forth in clause (i) of the definition of  “Maturity Date” in each Second Amended and Restated Note (Plan A) (as such date may have been previously extended) shall be extended by one (1) month.

(ii)
Subsequent Payment Suspensions.  With respect to a fourth, fifth or sixth Payment Suspension, an amount equal to one percent (1%) of the then outstanding balance of each Lender’s Second and Amended and Restated Note (Plan A) shall be added to and become part of the principal balance thereof as of the date such payment would have otherwise been due and such amount shall be due on the Maturity Date, as extended.  For any fourth, fifth or sixth Payment Suspension, the Maturity Date of each Second Amended and Restated Note (Plan A) shall not be further extended.

(iii)
Interest Accrual for Payment Suspensions.  In the event of any Payment Suspension, the interest payable for the month of the Payment Suspension shall, at the end of such month, be added to and become a part of the principal balance, and shall thereafter bear like interest as the principal of each Second Amended and Restated Note (Plan A).

(iv)
Payment of Suspended Payments.  With respect to a Payment Suspension that is elected pursuant to clause (B) of Section 1(b)(4), if the Company’s EBITDA for the fiscal quarter in which the Payment Suspension occurred equals or exceeds Seven Hundred Fifty Thousand Dollars ($750,000) as shown on the Company’s financial statements filed with the SEC, the Company shall pay to the Lenders all amounts that were not paid as a result of such Payment Suspension within thirty (30) days of the date that such financial statements were filed with the SEC.

(5)
Issuance of Warrants.  In consideration of the agreement to extend the Maturity Date of the Loans pursuant to this Section 1(b), Borrower agrees to issue and deliver to each Lender a warrant (the “2012 Extension Warrants”).  Each 2012 Extension Warrant shall entitle the holder thereof to purchase, for each dollar of its Original Loan Amount (or the New Note Amount, if such amount is less than the Original Loan Amount), one share of the Company’s Common Stock at an exercise price of $0.25 per share.  All 2012 Extension Warrants shall have an exercise period of seven (7) years from the date of issuance, and be issued in the form of Exhibit E-2 attached to this First Amendment.

(c)
Alternate Election for Deferred Payments.  For purposes of clarity, the terms of this Section 1(c) may be referred to as “Plan B.”  Notwithstanding the terms of Section 1(b) above, each Lender may, by notice given to Borrower, elect to defer payments under its Loan in accordance with the terms of this Section 1(c).  Such election to defer payments (1) must be made, if at all, with respect to all of the remaining Outstanding Balance of such Lender, following its election, if any, to convert all, a portion or none of the Outstanding Balance of its Loan to equity in accordance with the terms of Section 1(a) above; and (2) has been made by each Lender prior to the execution of this First Amendment.  If a Lender has elected to defer the receipt of payments in accordance with the terms of this Section 1(c), then the amount subject to such deferral is set forth on Exhibit A attached hereto, and in consideration thereof, such Lender’s Loan shall be evidenced by a Second Amended and Restated Note (Plan B) and the terms of this Section 1(c) and Sections 1(d), (e) and (f) shall apply:

(1)
Principal Amount.  The principal amount of the Second Amended and Restated Note (Plan B) for each Lender shall equal the Outstanding Balance for such Lender as set forth on Exhibit A which has not been converted to equity as provided in Section 1(a) above.

(2)
Interest Rate.  Each Second Amended and Restated Note (Plan B) shall bear interest at the lesser of (i) 9% per annum, compounded monthly, or (ii) the highest rate permitted by law.  Interest accruing after the Maturity Date shall also be compounded monthly, without waiving any rights or remedies of the Lenders by reason of the failure to pay the same when due.

(3)
Payment at Maturity.  If not sooner paid, all principal and all accrued but unpaid interest on each Second Amended and Restated Note (Plan B) shall be due and payable in full on the “Maturity Date” defined in the Second Amended and Restated Note (Plan B) attached hereto as Exhibit B-2.

(4)
Issuance of Warrants.  In consideration of the agreement of certain Lenders to defer monthly payments and to extend the maturity date of the Loans held by each of them pursuant to this Section 1(c), Borrower agrees to issue and deliver to each such Lender:

A.	a 2012 Extension Warrant in accordance with Section 1(b)(5); and

B.
a warrant (the “Deferred Payments Warrant”).  Each Deferred Payments Warrant shall entitle the holder thereof, for each dollar of its Original Loan Amount (or the New Note Amount, if such amount is less than the Original Loan Amount), to purchase one share of the Company’s Common Stock at an exercise price of $0.01 per share.  All Deferred Payments Warrants shall have an exercise period of seven (7) years from the date of issuance, and be issued in the form Exhibit E-3 attached to this First Amendment.

(5)
Right to Convert Second Amended and Restated Note (Plan B) to Common Stock.  The holder of each Second Amended and Restated Note (Plan B) shall have an ongoing right to convert all or any portion of the then outstanding balance, including accrued, unpaid interest thereon into the Company’s Common Stock on the terms of the form of Second Amended and Restated Note (Plan B) attached hereto as Exhibit B-2.

(d)
Time of Payments; Pro Rata Payments.  Payment will only be deemed received when received in immediately available funds, and any immediately available funds received later than 10:00 a.m. (California time) on any Business Day shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue during such period. For all purposes of this First Amendment, any payments by Borrower shall be made ratably on (a) all outstanding Second Amended and Restated Notes (Plan A) or (b) all outstanding Second Amended and Restated Notes (Plan B), as the case may be.

(e)
Mandatory Prepayment.  If, after the conclusion of the current refinancing transaction with Transportation Alliance Bank, Inc. (“TAB”) but on or before the applicable Maturity Date of a Second Amended and Restated Note, Borrower obtains a new debt or equity investment or financing or series of investments or financings totaling $5,000,000 or more (excluding the Preferred Series A2 Stock offering referenced in Section 4 below, provided such offering is closed within ninety (90) days of the First Amendment Effective Date), then concurrent with the receipt of funds from such future investments or financings, Borrower will use a portion of such funds to pay all Second Amended and Restated Notes in full.

(f)
Prepayment.  Borrower may at any time prepay the Second Amended and Restated Notes as provided therein; provided, however, that no prepayments may be made with respect to the Second Amended and Restated Notes (Plan B) unless and until all of the Second Amended and Restated Notes (Plan A) have been paid in full.

2.	Security Interest and Subordination. Section 2(b) of the Amended Loan Agreement is deleted, and the following paragraphs are hereby substituted in its place:

Subordination Agreement.  This Section 2(b) shall be effective on the First Amendment Effective Date.  Concurrent with this First Amendment, Pledgors are obtaining from TAB certain financing (the “TAB Loan”) that will refinance the existing Revolving Loan Agreement with Moriah.  With respect to the Revolving Loan Agreement, Pledgor will have paid all principal and interest in full as of the First Amendment Effective Date (with the exception of $250,000.00 that is a deferred payment), and such amount, together with the put option that was granted to Moriah, will have been converted to a promissory note (the “Moriah Note”) the payment of which is due in one balloon payment on September 30, 2014.  Each Lender agrees that the Obligations of the Pledgors to such Lender, and any renewals, amendments, substitutions or revisions thereof, shall be subordinate and junior in priority to the interest of TAB with respect to the TAB Senior Collateral, and shall be subordinate and junior in priority to the interest of Moriah with respect only to Pledgors’ Accounts Receivable; provided, however, that so long as there is no default or event of default with respect to the TAB Loan, each Pledgor shall continue to pay the Obligations as and when they become due.  Each Lender hereby authorizes Agent, for and on behalf of such Lender, to execute and deliver the Intercreditor Agreement to carry out the intent of this Section 2(b).  Subject to the rights of TAB and Moriah under this Section 2(b), nothing contained in this Section 2(b) shall impair, as between the Pledgors and the Lenders, the obligation of the Pledgors, subject to the terms and conditions hereof, to pay the Obligations as and when the same become due and payable, or shall prevent any Lender, upon an Event of Default, from exercising all rights, powers and remedies otherwise provided herein or by applicable law.

For purposes of this Section 2(b), the term “Accounts Receivable” shall mean all obligations owed at any time by the Pledgors’ account debtors to the Pledgors in respect of services rendered to such account debtors by, or products sold to such account debtors by, a Pledgor, whether billed or unbilled, including surcharges, late fees and other amounts due to Pledgors from such account debtors that are associated with such services rendered or products sold.

3.
Representations and Warranties.  Except as expressly revised by the paragraphs set forth in this Section 3, each Pledgor represents to the Lenders as of the date of this First Amendment and, as to Sections 3(a)(i) and 3(b)(ii) of the Amended Loan Agreement, as of each date on which securities of Borrower are issued upon the conversion of an Amended and Restated Note or pursuant to the Warrants (collectively, the “Lender Securities”), that the Representations and Warranties set forth in the Amended Loan Agreement remain in full force and effect (and such representations (as such representations may be expressly revised below), shall be deemed continuing until the time set forth in Section 17 of the Amended Loan Agreement).

(a)	Section 3(b)(i). Exhibit G, to which reference is made in Section 3(b)(i) of the Amended Loan Agreement, is deleted, and Exhibit G attached hereto is substituted in its place.

(b)	Section 3(c). Exhibit H, to which reference is made in Section 3(c) of the Amended Loan Agreement, is deleted, and Exhibit H attached hereto is substituted in its place.

(c)	Section 3(d). The last sentence of Section 3(d) is deleted.

(d)	Section 3(e). The first sentence of Section 3(e) is deleted, and the following sentence is hereby substituted in its place:

With the exception of the items listed on Exhibit H attached to this First Amendment, the Pledgors have timely filed, and will timely file, all state and federal tax returns and reports required by applicable law, and the Pledgors have timely paid, and will timely pay, all applicable taxes, assessments, deposits and contributions now or in the future owed by them.

(e)	Section 3(f). Section 3(f) is deleted in its entirety, and the following paragraph is hereby substituted in its place:

Compliance with Law.  To the best knowledge of those persons in management positions for the Pledgors, each Pledgor has complied, and will comply, in all material respects, with all provisions of all applicable laws and regulations, including, but not limited to, those relating to the Pledgor’s ownership of real or personal property, the conduct of the Pledgor’s business, and all environmental matters, except where the failure to do so would not result in a Material Adverse Change.

(f)	Section 3(k). Exhibit I, to which reference is made in Section 3(k) of the Amended Loan Agreement, is deleted, and Exhibit I attached hereto is substituted in its place.

(g)	Section 3(n). The first sentence of Section 3(n) is deleted, and the following sentence is hereby substituted in its place:

Except with respect to the material terms and conditions of the transaction contemplated by this Amended Loan Agreement and disclosures made under the terms of certain confidentiality agreements, the Company confirms that neither it nor any other Person acting on its behalf has provided the Agent or any of the Lenders or their agents or counsel (other than Lenders who are directors or officers of the Company or its Affiliates) with any information that constitutes material nonpublic information.

4.	Covenants.

(a)	Section 4(c)(i)M. Section 4(c)(i)M is deleted in its entirety, and the following text is hereby substituted in its place:

increase the number of shares of Common Stock reserved for issuance to employees, directors or consultants pursuant to stock option, stock purchase, stock bonus or similar plans to exceed the limitations set forth in Section 2.1 of the Company’s 2007 Omnibus Stock and Incentive Plan, as such Section 2.1 is in effect on the date hereof.

(b)	Section 4(c)(ii). With respect to the notices that are required to be provided to the Agent under the terms of Section 4(c)(ii), the following paragraph shall constitute such notice:

The Company intends to file with the State of Nevada a Certificate of Designation for the issuance of up to 1,000,000 shares of Series A2 Preferred Stock at $1.00 per share.

5.	First Amendment Effective Date.

(a)
Deliveries on First Amendment Effective Date.  Effective on the First Amendment Effective Date, this First Amendment shall amend and supplement the Amended Loan Agreement; provided, however, that unless and until the First Amendment Effective Date occurs by October 31, 2012, the Amended Loan Agreement and the Amended and Restated Notes shall remain in full force and effect, subject only to the waivers set forth in Section 7 hereof.  Within fifteen (15) days after the First Amendment Effective Date, Borrower will deliver to each Lender Common Stock, the Early Conversion Warrant, a Second Amended and Restated Note (Plan A), a Second Amended and Restated Note (Plan B), the 2012 Extension Warrant and the Deferred Payments Warrant, all as applicable in accordance with each Lender’s elections under Section 1 of this First Amendment.

(b)
Definition of First Amendment Effective Date.  The “First Amendment Effective Date” shall be the date that all of the following conditions have been satisfied; provided, however, that such conditions must be satisfied by no later than October 31, 2012:

(i)
Representations and Warranties Correct; Performance of Obligations.  The representations and warranties made by the Pledgors in Section 3 of the Amended Loan Agreement, as modified by the terms of this First Amendment, shall be true and correct on and as of the date of this First Amendment.  Each Pledgor shall have performed all obligations and conditions herein required to be performed or observed by it on or prior to the First Amendment Effective Date.

(ii)
Consents and Waivers.  Each Pledgor shall have obtained in a timely fashion any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by this First Amendment and the same shall be effective as of the First Amendment Effective Date.

(iii)
Compliance Certificate.  Borrower shall have delivered a Certificate to the Agent, executed by the Chief Executive Officer of Borrower, dated as of the First Amendment Effective Date, certifying to the fulfillment of all of the conditions specified in this Section 5(b).

(iv)
Intercreditor Agreement.  Each of the required parties thereto shall have executed and delivered the Amended and Restated Intercreditor Agreement in the form attached hereto as Exhibit F, or as approved by the Agent.

(v)
TAB Financing.  Borrower shall have completed the TAB financing transaction (in refinance of the existing Moriah financing), and in connection therewith, Borrower and TAB shall have entered into the Loan and Security Agreement and related documents.

(vi)
Moriah Financing.  Borrower shall have paid in full (with the exception of $250,000.00 that is a deferred payment) the obligations under the Revolving Loan Agreement, and the only outstanding obligation to Moriah shall be a promissory note made and given by Borrower in exchange for the value of Moriah’s put option and such deferred payment, in the face amount of $987,500.00, which promissory note provides for one balloon payment that is due and payable on September 30, 2014.

(vii)
Amended 2009 Bridge Loan.  The Amended and Restated Short-Term Loan and Security Agreement dated October 5, 2010 (the “Amended 2009 Bridge Loan Agreement”), between the lenders named therein and the Pledgors, shall have been amended to provide such lenders with the same alternative terms with respect to their loans as those set forth in Section 1 hereof.

(viii)	First Amendment to Amended Loan Agreement. The Pledgors, the Requisite Lenders and the Agent shall have executed and delivered this First Amendment.

6.	Events of Default. Section 6(e) of the Amended Loan Agreement is deleted, and the following paragraph is hereby substituted in its place:

Any Pledgor shall, following receipt of a written notice of default given in accordance with any required notice terms of such indebtedness, (i) fail to pay any indebtedness for borrowed money in excess of $50,000 owing to any Person other than Lenders, when due pursuant to such notice, unless such failure is waived in writing by such Person or cured within any applicable cure period, or (ii) otherwise be in breach or default in any of its obligations under any agreement with respect to any such indebtedness, if the effect of such breach, default or failure to pay is to cause such indebtedness for borrowed money in excess of $50,000 to become due or redeemed or permit the holder or holders of such indebtedness to declare such indebtedness due or require such indebtedness to be redeemed prior to its stated maturity, unless such breach is waived in writing by such holder or cured within any applicable cure period; or

Section 6(f) of the Amended Loan Agreement is deleted, and the following paragraph is hereby substituted in its place:

Any Pledgor shall, following receipt of a written notice of default given in accordance with any required notice terms of such contract or agreement, be in material breach or default in any of its obligations under any material contract or agreement to which it is a party, unless (i) such breach or default is waived in writing by the other parties thereto, (ii) such breach or default is cured within any applicable cure period provided in such written notice, or (iii) the Pledgor in good faith disputes the other party’s assertion of the occurrence of a material breach or default by appropriate actions or proceedings promptly and diligently instituted and conducted, and promptly notifies Agent of the other party’s assertion and Pledgor’s response thereto;

7.	Waivers and Amendment. Section 8(b) of the Amended Loan Agreement is deleted, and the following paragraph is hereby substituted in its place:

So long as the Agent has authority pursuant to Section 11(a), no amendment, modification, termination, or waiver of any provision of this Amended Loan Agreement or any Loan Document to which any Pledgor is a party, nor consent to any departure by any Pledgor from this Amended Loan Agreement or any Loan Document to which it is a party, shall in any event be effective unless the same shall be in writing and signed by the Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by the Agent and the Requisite Lenders of the affected Second Amended and Restated Note, do any of the following: (i) reduce the principal of, or interest on, such Requisite Lenders’ Second Amended and Restated Notes, or any fees hereunder, or modify any provisions relating to conversion of the Requisite Lenders’ Second Amended and Restated Notes, or any other economic terms of the Requisite Lenders’ Second Amended and Restated Notes; (ii) change any date fixed for any payment of principal of, or interest on, the Requisite Lenders’ Second Amended and Restated Notes or any fees thereunder or hereunder; (iii) change the percentage of the unpaid principal amount of the Requisite Lenders’ Second Amended and Restated Notes which shall be required for the Lenders or any of them to take action hereunder; or (iv) amend, modify or waive any provision of this Section, and provided further that no amendment, waiver, or consent shall, unless in writing and signed by the Agent in addition to the Lenders required above to take such action, affect the rights, duties or liabilities of the Agent under this Amended Loan Agreement or any of the Loan Documents.  After the Agent’s authority terminates pursuant to Section 11(a), neither this Amended Loan Agreement or any Loan Document, nor any term hereof, may be amended, waived or terminated except by a written instrument signed by the Pledgors and the Requisite Lenders (as defined in Section 2.18(b) of Exhibit C hereto), and any such amendment, waiver or termination shall be binding on all Lenders.  Notwithstanding the foregoing, each Lender shall have the right, without the consent of the other Lenders, to agree to any modification or amendment to its Warrants or Amended and Restated Note, but such Lender shall give prompt written notice of the same to the other Lenders and Agent, and the Borrower, on request of any other Lender shall enter into the same modification or amendment with such other Lender as to its Warrants or Second Amended and Restated Note.

8.	Agency Provisions.

(a)
Release of Agent.  For and in consideration of Glenhaven Corporation’s service as Agent and other good and valuable consideration, the receipt and sufficiency is hereby acknowledged, each Lender hereby releases and forever discharges Glenhaven Corporation and all of its shareholders, members, attorneys, agents, servants, employees, officers, directors, managers, parents, subsidiaries, trustees, beneficiaries and affiliates, and all of their respective heirs, executors, administrators, successors and assigns, from all accounts, actions, agreements, causes of action, claims, contracts, covenants, controversies, damages, debts, demands, executions, expenses, judgments, liabilities, obligations, omissions, promises, representations, and rights to payment, and all other liabilities of every kind, nature and description whatsoever, liquidated and unliquidated, fixed and contingent, disputed and undisputed, legal and equitable, state and federal, secured and unsecured, known and unknown, choate and inchoate ("Claims"), which it has, may have or ever had against the released parties from the beginning of the world to the date hereof, including without limitation all Claims related to, or associated with,  Glenhaven Corporation having served as Agent hereunder.  Each Lender has had the opportunity to obtain the advice of counsel and hereby acknowledges and specifically and expressly waives its rights under the provisions of California Civil Code Section 1542, which provides: A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with debtor.

(b)
Consent to Amended and Restated Intercreditor Agreement.  The Requisite Lenders hereby consent to and approve the Amended and Restated Intercreditor Agreement and authorize the Agent to execute such agreement as Agent for and on behalf of the Lenders.

(c)	Sharing of Payments. Section 11(g) of the Amended Loan Agreement is deleted, and the following paragraph is hereby substituted in its place:

Rectifying Uneven Payments Among Lenders.  If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Amended and Restated Note held by it,  in excess of its ratable share of payments on account of the same Amended and Restated Notes (e.g. Second Amended and Restated Note (Plan A) or Second Amended and Restated Note (Plan B)) obtained by all Lenders who hold the same Amended and Restated Notes, such Lender shall purchase from the other Lenders who hold the same Amended and Restated Notes such participations in such Amended and Restated Notes held by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of such other Lenders; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each such Lender shall be rescinded and each such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender’s ratable share (according to the proportion of (1) the amount of such Lender’s required repayment to (2) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered.  The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

8.
Waivers.  Until October 31, 2012, each Lender hereby waives its right to enforce an Event of Default arising as a result of Borrower’s failure (a) to make the required payments under the Amended and Restated Notes; and (b) to make all payments under the Amended and Restated Notes on a ratable basis.

9.
Voting Agreement.  The shares of Common Stock issuable under the terms of this First Amendment (or under any Second Amended and Restated Note (Plan B)), and any other securities (that are voting securities) issuable under any and all Warrants to be issued under the terms of this First Amendment, are subject to a Voting Agreement of common date, the form of which is attached hereto as Exhibit J.

10.	Schedule of Exhibits Attached. The following exhibits and schedules are attached to and made a part of this First Amendment:

Exhibit A	Lender Information, Including Equity and Plan A/B Elections
Exhibit B-1	Form of Second Amended and Restated Note (Plan A)
Exhibit B-2	Form of Second Amended and Restated Note (Plan B)
Exhibit C	Defined Terms (Revisions Only)
Exhibit E-1	Form of Early Conversion Warrant
Exhibit E-2	Form of 2012 Extension Warrant
Exhibit E-3	Form of Deferred Payments Warrant
Exhibit F	Amended and Restated Intercreditor Agreement
Exhibit G	Authorized Capital (Updated)
Exhibit H	Exceptions for Representations (Updated)
Exhibit I	Senior Indebtedness (Updated)
Exhibit J	Form of Voting Agreement

11.
Effect of Amendment.  Except as expressly revised by the terms of this First Amendment, all of the terms of the Amended Loan Agreement remain in full force and effect and are hereby ratified and confirmed.

[SIGNATURE BLOCKS BEGIN ON FOLLOWING PAGE]

Agent: GLENHAVEN CORPORATION By /s/ David Marshall David Marshall, Chief Executive Officer Address for notices:	Borrower and Pledgor: INTERMETRO COMMUNICATIONS, INC., a Nevada corporation By: /s/ Charles Rice Title C.E.O. Address for notices:
Pledgor: INTERMETRO COMMUNICATIONS, INC., a Delaware corporation By: /s/ Charles Rice Title C.E.O.	Pledgor: ADVANCED TEL, INC., a California corporation By: /s/ Charles Rice Title C.E.O.

Lenders:

LENDER

EXHIBIT A
TO
FIRST AMENDMENT

Lender and Loan Information

[ RESERVED ]

EXHIBIT B-1
TO
FIRST AMENDMENT

Form of Second Amended and Restated Note (Plan A)

[ RESERVED ]

EXHIBIT B-2
TO
FIRST AMENDMENT

Form of Second Amended and Restated Note (Plan B)

[ RESERVED ]

EXHIBIT C
TO
FIRST AMENDMENT

Definitions
(Deletions, Additions and Revisions Only)

The term “Excluded Assets” and the list of assets described as such is hereby deleted.

The following defined terms are hereby revised:

2.8
“Intercreditor Agreement” means that certain Amended and Restated Intercreditor Agreement between and among Transportation Alliance Bank Inc., Glenhaven Corporation, in its capacity as Agent for the Lenders, Moriah Capital, L.P., Intermetro Communications, Inc. (Nevada), Intermetro Communications, Inc. (Delaware) and Advanced Tel, Inc., dated on or about the date of the First Amendment.  If any terms of the Amended Loan Agreement, as amended by the First Amendment, are inconsistent with the terms of the Intercreditor Agreement, the terms of the Intercreditor Agreement shall control.

2.11
“Loan Document” means any present or future document, instrument or agreement relating to the Amended Loan Agreement (as amended by the First Amendment thereto), including without limitation the Amended and Restated Notes and the Warrants.

2.14
“Permitted Indebtedness” means (i) Indebtedness of the Borrower under this Amended Loan Agreement (as amended by the terms of the First Amendment thereto) or the Amended and Restated Notes; (ii) Indebtedness of the Borrower under the 2009 Bridge Loan Agreement, as amended, or the Amended and Restated Notes thereunder; (iii) Indebtedness of the Borrower under the Loan and Security Agreement entered into with Transportation Alliance Bank, Inc., (iv) Indebtedness of the Borrower to Moriah, under a promissory note in the original principal amount of $987,500.00; (v) Indebtedness of a Pledgor subordinated on terms satisfactory to the Agent to the Obligations; (vi) accounts payable to trade creditors for goods or services and current operating liabilities (other than for borrowed money), in each case incurred in the ordinary course of business, as presently conducted; (vii) Indebtedness secured by Permitted Liens; (viii) Indebtedness arising from the endorsement of instruments in the ordinary course of business; (ix) Indebtedness existing on the date hereof and set forth on Exhibit I (and any refinancing thereof); (x) overdrafts; (xi) corporate credit cards used for ordinary business expenses; (xii) lines of credit and other loans issued by banks or other similar financial institutions; and (xiii) letters of credit and similar instruments incurred in the ordinary course of business.

2.18
“Requisite Lenders” means, as the case may be, (i) for any matter that affects only one group of Lenders (e.g., only the holders of the Second Amended and Restated Notes (Plan A) or only the holders of the Second Amended and Restated Notes (Plan B)), the Lenders at any time holding at least 66 2/3% of the then aggregate unpaid principal amount of the Second Amended and Restated Notes held by such group, and (b) for any matter that affects all of the Lenders generally as creditors of the Pledgors or as parties to the Amended Loan Agreement (e.g., giving direction to the Agent to take or to withhold from taking any action on behalf of the Lenders pursuant to the Amended Loan Agreement) or for any action that may be taken by the Lenders relating to or affecting the Agent, or at any time that there is no Agent, the Lenders holding at least 66 2/3% of the then aggregate unpaid principal amount of all of the Second Amended and Restated Notes.

The following are hereby added as defined terms (as used in the First Amendment):

“Amended and Restated Notes” means, collectively, the Second Amended and Restated Note (Plan A) and the Second Amended and Restated Note (Plan B).

“Amended Loan Agreement” means that certain Amended and Restated Loan and Security Agreement among InterMetro Communications, Inc., each subsidiary thereof, the Requisite Lenders, and Glenhaven Corporation, as agent, dated October 5, 2010, as modified by that certain Limited Waiver Agreement dated as of November 1, 2011, and as the context requires, as amended by the First Amendment to Amended and Restated Loan and Security Agreement.

“Original Loan Amount” means the principal amount of the loan originally made by each Lender to Borrower, as set forth on Exhibit A attached to this First Amendment.

“Outstanding Balance” means the amount outstanding under a Loan with a Lender, calculated through and including September 30, 2012, which includes the Original Loan Amount, all fees previously payable (i.e., the Origination Fee and the Documentation Fee) and added to the principal balance thereof, and all accrued, unpaid interest thereon.

“TAB Senior Collateral” means all assets of the Pledgors and the proceeds thereof, excepting the Tangible Personal Property and Intellectual Property of the Pledgors.

“Tangible Personal Property” means all Equipment (as defined in the California Uniform Commercial Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all other personal property (including furniture and office inventory and supplies), of the Pledgors.

“Warrants” means, collectively, the Early Conversion Warrants, the 2010 Extension Warrants, the 2012 Extension Warrants, and the Deferred Payments Warrants.

EXHIBIT E-1
TO
FIRST AMENDMENT

Form of Early Conversion Warrant

[ RESERVED ]

EXHIBIT E-2
TO
FIRST AMENDMENT

Form of 2012 Extension Warrant

[ RESERVED ]

EXHIBIT E-3
TO
FIRST AMENDMENT

Form of Deferred Payments Warrant

[ RESERVED ]

EXHIBIT F
TO
FIRST AMENDMENT

Amended and Restated Intercreditor Agreement

[ RESERVED ]

EXHIBIT G
TO
FIRST AMENDMENT

Authorized Capital
(based on information as of 9.26.2012)

1.	Authorized Capital:

Common Stock – 150,000,000 shares
Preferred Stock – 10,000,000 shares

2.	Outstanding Shares:

Common Stock – 78,817,796 shares
Preferred Stock – 275,000 shares

3.	Shares reserved for full dilution:

50,731,861	shares reserved for all warrants, options and
conversion rights to purchase Common Stock

EXHIBIT H
TO
FIRST AMENDMENT

Exceptions for Representations (Updated)

3(c)	List of the Pledgors’ places of business and locations of collateral:

Places of business:

Simi Valley, California (InterMetro Communications, Inc.)

Trabuco Canyon, California (Advanced Tel, Inc.)

Locations of collateral:

California, Illinois, Colorado, Texas, Georgia, Florida, New York

3(e)
Although the 2010 California Franchise Tax return has been filed, payments have been deferred while resolving several contested matters with the Franchise Tax Board (“FTB”).   The FTB recently has accepted an amended 2010 return and currently is in the process of finalizing an 18 month payment plan for the uncontested remaining balance of approximately $90,000.

The Company has received several notices from state and local regulatory and taxing authorities for its possible failure to file certain documents pertaining to the Company’s wholly-owned subsidiary ATI.  The amounts at issue with these potential filings are de minimis.

3(g)	List of legal claims or litigation:

The Company has periodically received “credit hold” and disconnect notices from major telecommunications carriers.  Suspension of service by any major carrier could have a material adverse effect on the Company’s operations and financial condition.  These disconnect notices were generated primarily due to the non-payment of charges claimed by each carrier, including some amounts disputed by the Company.  Service has been maintained with each carrier, although further notices are possible if the Company is unable to make timely payments to its counterparties or to resolve the disputed amounts.  Such payments would be in addition to current charges generated with such carriers.

A Network Service Provider – On October 26, 2011, the Company was served a complaint filed by a network service provider (“NSP”) against the Company asserting various causes of action.  The NSP claimed that the Company owed various charges totaling $150,926. The Company denied that it owed this amount and believes the NSP owes the Company higher amounts which offset this claim.   The Company filed a cross-complaint against the NSP on December 1, 2011 for charges owed the Company totaling $280,403. The Company and the NSP are in the process of settling the complaint and cross-complaint and the Company believes it is fully reserved for the outcome.

Universal Service Administrative Company – The Universal Service Administrative Company (USAC) administers the Universal Service Fund (USF).  In 2009 and 2010, the Company did not make all of the payments claimed by the USAC in a timely manner and USAC transferred these unpaid amounts to the Federal Communications Commission (FCC) for collection.  The FCC has transferred some of these unpaid amounts to the Department of the Treasury which worked with the Company to establish long term payment plans.   Should any of the remaining unpaid amounts with the FCC transfer from the FCC to Treasury, additional fees, surcharges and penalties will be added to the amount due.  As of June 30, 2012, the Company has recorded an aggregate $1.1 million in connection with the USF.  The Company continues to work with the FCC and the Department of the Treasury to resolve these amounts in long term payment programs.  Failure to finalize any significant proposed payment plan would likely have a material adverse effect on the Company.

Evaluation of Disclosure Controls and Procedures

As required by Rules 13a-15(e) and 15d-15(e) under the Exchange Act, we carried out an evaluation of the effectiveness of the design and operation of our disclosure controls and procedures as of the end of the period covered by this Quarterly Report. This evaluation was carried out under the supervision and with the participation of our Chief Executive Officer and our Chief Financial Officer.

Deficiencies in the Company’s control over financial reporting have been identified based on the number of error corrections and adjustments to Company prepared schedules made by the Company as part of completing a timely reporting process.  Additionally, the Company identified significant deficiencies surrounding the financial reporting process.  Collectively, these represent a material weakness in the financial reporting process.

It was also identified that the size of the Company’s accounting staff prohibited its ability to properly segregate duties, a material weakness that could lead to the inability of the Company’s internal control system to timely identify and resolve accounting and disclosure matters.

The Company maintains a set of disclosure controls and procedures designed to ensure that information required to be disclosed by the Company in reports filed under the Exchange Act is recorded, processed, summarized and reported within the time periods specified by the Securities and Exchange Commission’s rules and forms. Disclosure controls are also designed with the objective of ensuring that this information is accumulated and communicated to the Company’s management, including the Company’s Chief Executive Officer and Chief Financial Officer, as appropriate, to allow timely decisions regarding required disclosure.

Based upon their evaluation as of the end of the period covered by this report, the Company’s Chief Executive Officer and Chief Financial Officer were not able to conclude that the Company’s disclosure controls and procedures are effective to ensure that information required to be included in the Company’s periodic Securities and Exchange Commission filings is recorded, processed, summarized, and reported within the time periods specified in the Securities and Exchange Commission rules and forms.  Therefore, under Section 404 of the Sarbanne’s-Oxley Act of 2002, the Company must conclude that these controls and procedures are not effective.

3(i)	List of Intellectual Property or outstanding options, licenses or agreements of any kind relating to Intellectual Property:

The Pledgors own one patent and one patent application filed with the U.S. Patent and Trademark Office.

The Pledgors currently own these trademarks:

InterMetro Communications; One Company, One Network, One Solution; Talk Is Cheap; Enhanced Origination Services; Zerocents

3(l)                      SEC Reports

3(m)                      [None]

3(o)
The Company has entered into settlements with several unsecured creditors to resolve amounts owed.  These settlements require monthly on-going payments in exchange for significant reduction in the otherwise outstanding payable obligations due.  Some of these payments are overdue.  As well, in three settlements the creditor would have the right to formally declare a default of the settlement and then could recapture some of the forgiven portion of the obligation.  At present, the aggregate exposure related to these three creditors is approximately $1,150,000, with one representing $925,000 of that total.  All parties are collaborating with the Company to avoid such circumstances.

EXHIBIT I
TO
FIRST AMENDMENT

Senior Indebtedness (Updated)

Bank of America Line of Credit - $35,000

David Singer, ATI Seller Note - $75,000

EXHIBIT J
TO
FIRST AMENDMENT

Form of Voting Agreement

[ RESERVED ]